[ EXHIBIT 16.1  -  LETTER RE CHANGE OF CERTIFYING ACCOUNTANTS ]


ELLIS FOSTER
Chartered Accountants

1650 West 1st Avenue
Vancouver, B.C., Canada V6J 1G1
Telephone: (604) 734-1112
Facsimile: (604) 714-5916                            Reply Attention:
E-Mail: generaldelivery@ellisfoster.com              D. Van Hatten


August 21, 2002


Franklin Lake Resources Inc.
172 Starlite St.
South San Francisco, California 94080

Dear Sirs:

Re:   Change of Auditor/Form 8-k

We have reviewed the second amended Form 8-K proposed to be filed by Franklin Lake Resources Inc., as an amendment to the Form 8-K filed on April 16, 2002. We agree with the statements in the second amended Form 8-K with respect to Ellis Foster.


/s/ By Ellis Foster
-----------------------
Chartered Accountants